UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  April 11, 2012

China Clean Energy Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53773	87-0700927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jiangyin Industrial Zone, Jiangyin Town Fuqing City, Fujian Province People’s Republic of China	350309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 235-0258

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On  April 11, 2012, Mr. William Chen submitted his resignation as a Chief Financial Officer of the Company to the Chairman of the Board of Directors, which resignation stated that it was effective immediately.  There were no disagreements between Mr. Chen and the Company that resulted in his resignation. Attached as Exhibit 17.1 is a copy of Mr. Chen’s resignation letter.

The Company’s board of directors voted to appoint Mr. Hua Shan Wang, 31, as its chief financial officer and principal financial and accounting officer effective April 11, 2012. Mr. Wang joined the Company in February 2009 as accounting department manager. Prior to that Mr. Wang worked accounting manager at Fujian crown long science and technology limited company, from July 2003 through February 2009. Mr. Wang holds a Bachelors degree in Accounting from Fujian Normal University.

(d) Exhibits

Exhibit Number	Description
17.1	Letter of William Chen dated April 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CLEAN ENERGY INC.

Dated: April 11, 2012	By:	/s/ Tai-Ming Ou
		Name:	Tai-Ming Ou
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
17.1	Letter of William Chen dated April 11, 2012